As filed with the Securities and Exchange Commission on June 30, 2015

Registration No. 333-150894

 UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 1 to

Form S-8

Registration Statement UNDER THE SECURITIES ACT OF 1933

DRESSER-RAND GROUP INC.

(Exact name of registrant as specified in its charter)

Dresser-Rand Group Inc. 2008 Stock Incentive Plan

(Full title of plan)

Delaware	20-1780492
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

West8 Tower, Suite 1000	112 Avenue Kleber
10205 Westheimer Rd.	75784 Cedex 16, Paris, France
Houston, Texas 77042	33 156 267171
(713) 354-6100

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Mark F. Mai

Vice President, General Counsel and Secretary

West8 Tower, Suite 1000

10205 Westheimer Rd.

Houston, Texas 77042

(713) 354-6100

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Robyn E. Zolman

Gibson, Dunn & Crutcher LLP

1801 California Street, Suite 4200

Denver, CO 80202-2642

(303) 298-5700

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☑	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

EXPLANATORY NOTE

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 1 relates to the Registration No. 333-150894 filed on Form S-8 (the “Registration Statement”) by the Registrant with the Securities and Exchange Commission on May 14, 2008, which registered 6,000,000 shares of the Registrant’s Common Stock pursuant to the Registrant’s 2008 Stock Incentive Plan.

On June 30, 2015, pursuant to the Agreement and Plan of Merger (the “Merger Agreement”), dated as of September 21, 2014, among the Registrant, Siemens Energy, Inc. (“Siemens”), and Dynamo Acquisition Corporation, a wholly-owned subsidiary of Siemens (“Merger Sub”), Merger Sub merged with and into the Registrant, with the Registrant being the surviving entity and becoming a wholly-owned subsidiary of Siemens (the “Merger”).

In connection with the Merger, the offerings pursuant to the Registration Statement have been terminated. The Registrant hereby removes from registration any of the securities of the Registrant registered under the Registration Statement that remain unsold under the Registration Statement as of the filing date of this Post-Effective Amendment No. 1.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on June 30, 2015.

DRESSER-RAND GROUP INC.

By:	/s/ Mark F. Mai
Mark F. Mai
Vice President, General Counsel & Secretary

Note: No other person is required to sign this Post-Effective Amendment No. 1 to the Registration Statement in reliance on Rule 478 of the Securities Act of 1933.